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                                                                   Exhibit 10.9

                       DEPOSIT ACCOUNT CONTROL AGREEMENT

May 17, 2001


Mail Stop: CT EH 40225C
Fleet National Bank
777 Main Street
Hartford, CT 06115

Ladies and Gentlemen:

This letter is to notify you (the "Depository Bank") that, pursuant to that certain Assignment of Account of even date herewith, a copy of which is attached hereto (the "Assignment of Account"), Mutual Risk Management Ltd., a company organized under the laws of Bermuda (the "Pledgor"), has (a) assigned to the Holders (as defined in the Assignment of Account) of certain Debentures (as defined in the Assignment of Account) and granted to the Holders a first priority security interest in and lien upon, and (b) assigned to the Administrative Agent (as defined in the Assignment of Account), for the benefit of the Lenders (as defined in the Assignment of Account), and the RHINOS Holders (as defined in the Assignment of Account), and granted to the Administrative Agent and the RHINOS Holders a second priority security interest in and lien upon, (a) Account No. 0003493170 (the "Account") maintained by the Pledgor with you, (b) any extensions or renewals of the Account if the Account is one which may be extended or renewed, and (c) all of the Pledgor's right, title, and interest (whether now existing or hereafter created or arising) in and to the Account, all sums from time to time on deposit therein, credited thereto, or payable thereon, and all instruments, documents, certificates, and other writings evidencing the Account (the items described in clauses (a), (b) and (c) being herein collectively called the "Collateral"). XL Insurance Ltd. (the "Representative") is acting as agent and representative of the Holders of the Debentures for purposes of this letter agreement.

In connection therewith, the parties hereto agree (which agreement by the Pledgor will be construed as instructions to the Depository Bank):

1. The Depository Bank is instructed to deliver to the Representative, the Administrative Agent, and the RHINOS Holders copies of monthly statements on the Account.

2.   The Account will be styled:

     "Mutual Risk Management Ltd."

3. All dividends, interest, gains, and other profits on the Collateral will be reported in the name and tax identification number of the Pledgor.

4. During the effectiveness of this agreement, the Depository Bank will not allow any of the Collateral or any interest therein to be sold, transferred, or withdrawn by or for the benefit of the Pledgor.

5. This letter agreement gives the Representative, the Administrative Agent, and the RHINOS Holders "control" of the Account and the Collateral. The Depository Bank agrees to comply with any order or instruction from
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     the Representative (which shall also be deemed to be an order or instruction from the Administrative Agent and the RHINOS Holders for purposes of this letter agreement) as to the withdrawal or disposition of any funds from time to time credited to the Account, or as to any other matters relating to the Collateral, without the further consent of the Pledgor or any other person. The Depository Bank shall be fully entitled to rely upon such instructions from the Representative even if such instructions are contrary to any instructions or demands that the Pledgor, the Administrative Agent, or any other person may give to the Depository Bank. The Depository Bank shall have no duty to inquire or determine whether the Representative is entitled, under the Assignment of Account, to give any such instructions. Any amounts remaining in the Account after distribution pursuant to instructions from the Representative shall be distributed to Administrative Agent.

6. The Pledgor agrees to indemnify and hold the Depository Bank, its officers and employees, harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands, and/or damages, including, without limitation, any and all costs, including court costs and reasonable attorneys' fees, that may arise or result from the Depository Bank entering into and performing its obligations under this letter agreement except to the extent that such claims, causes of action, liabilities, lawsuits, demands, and/or damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Depository Bank. In addition, the Pledgor agrees to pay all reasonable costs and expenses of the Depository Bank in entering into and administering this agreement.

7. The Depository Bank represents that it has not received notice regarding any lien, encumbrance, or other claim to the Account or the Collateral from any person other than pursuant to this letter agreement and has not entered into another agreement with any other party to act on such party's instructions with respect to the Account. The Depository Bank further agrees not to enter into any such agreement with any other party.

8. Each of the parties executing this letter agreement agrees that the Account is a "Securities Account" and all assets in the Account are "Financial Assets" (as both terms are defined in Article 8 of the Uniform Commercial
     Code).

9. Unless the Depository Bank has obtained the Representative's, the Administrative Agent's, and the RHINOS Holders' prior written consent, the Depository Bank agrees not to exercise any right of recoupment or set-off, or to assert any security interest or other lien, that it may at any time have against or in any of the Collateral on account of any credit or other obligations owed to the Depository Bank by the Pledgor or any other person. The Pledgor shall pay the customary charges of the Depository Bank in maintaining the Account.

10. This agreement shall automatically terminate upon the release or termination of the security interest in the Collateral in accordance with the terms of the Assignment of Account. The Depository Bank shall be entitled to rely upon a certificate delivered by the Representative, the Administrative Agent, and the RHINOS Holders with respect to such termination or release.

11. To the extent a conflict exists between the terms of this letter agreement and any account agreement between the Pledgor and the Depository Bank, the terms of this letter agreement will control.

12. The terms of this letter agreement will in no way be modified except by a writing signed by all parties hereto.

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13.  Each of the parties executing this letter agreement represents that he has the proper authority to execute this letter agreement.

14.  Governing Law.   Pursuant to Section 5-1401 of the New York General
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     Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Letter Agreement. New York is the jurisdiction of the Depository Bank, as the "securities Intermediary" under Section 8-110(e)(1) of the Uniform Commercial Code.


       [Remainder of page intentionally blank. Signature page follows.]

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     IN WITNESS WHEREOF, Pledgor, the Representative, the Administrative Agent,
and the RHINOS Holders have agreed to the terms of this letter agreement as of the date first indicated above.

Pledgor:

MUTUAL RISK MANAGEMENT LTD.



By:  ______________________________
     Name:_________________________
     Title:________________________

Representative:

XL INSURANCE LTD.


By:  ______________________________
     Name:_________________________
     Title:________________________

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent



By:  ______________________________
     Name:_________________________
     Title:________________________


RHINOS Holders:

INTREPID MASTER FUNDING TRUST, as RHINOS Holders



By:  ______________________________
     Name:_________________________
     Title:________________________
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Acknowledged and Agreed on May 17, 2001:

Depository Bank:

FLEET NATIONAL BANK


By:  ______________________________
     Name:_________________________
     Title:________________________